Exhibit 23.3


           CONSENT OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO PC
                                COUNSEL TO FOCUS


We hereby consent to the reference to our opinions contained under "Certain Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission. We also consent to the inclusion of our opinions as Exhibit 8.1 and
Exhibit 5.1 to the Registration Statement.



Mintz, Levin, Cohn, Ferris,
Glovksy and Popeo P.C.

/s/ of Mintz, Levin, Cohn, Ferris, Glovksy and Popeo P.C.

October 30, 2000